Exhibit 4.1

INCREASE IN COMMITMENT

Dated as of June 9, 2008

Reference is hereby made to the Revolving Credit Agreement, dated as of September 27, 2007 (as amended and in effect from time to time, the “Credit Agreement”), by and among (a) Waste Connections, Inc., a Delaware corporation (the “Parent”), each Subsidiary of the Parent party thereto (the “Subsidiaries” and, together with the Parent, the “Borrowers”), (b) each of the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), (c) Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the Lenders, and (d) J.P. Morgan Securities, Inc. and Deutsche Bank Securities, Inc., as Co-Syndication Agents for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to § 2.11 of the Credit Agreement, the Borrowers, the Administrative Agent and each of the Lenders set forth on Exhibit A hereto (each, an “Increasing Lender”) hereby agree as follows:

1.           Subject to the terms and conditions of this Increase in Commitment (this “Increase Agreement”), each Increasing Lender hereby agrees to assume, without recourse to the other Lenders or the Administrative Agent, on the Effective Date (as defined below), the increase in its Commitment set forth opposite such Increasing Lender on Exhibit A hereto in accordance with the terms and conditions set forth in the Credit Agreement. Upon such assumptions, the Total Revolving Credit Commitment shall be automatically increased by the aggregate amount of such assumptions. Each Increasing Lender hereby agrees to continue to be bound by, and hereby requests the agreement of the Borrowers and the Administrative Agent that such Increasing Lender shall continue to be entitled to the benefits of all of the terms, conditions and provisions of the Credit Agreement.

2.           Each Increasing Lender (a) represents and warrants that (i) it is duly and legally authorized to enter into this Increase Agreement, (ii) the execution, delivery and performance of this Increase Agreement does not conflict with any provision of law or of the charter, by-laws, or other similar constitutive documents of such Increasing Lender, or of any agreement binding on such Increasing Lender, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Increase Agreement, and to render the same the legal, valid and binding obligation of such Increasing Lender, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to §§ 5.4 and 6.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Increase Agreement; (c) agrees that it will, independently and without reliance upon the other Lenders or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) agrees that it will continue to perform in accordance with their terms all of the obligations under the Credit Agreement that are required to be performed by it as a Lender; and (e) acknowledges that it has made arrangements with the Administrative Agent satisfactory to such Increasing Lender with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

3.           Each Increasing Lender hereby requests that the Borrowers issue a new Revolving Credit Note payable to the order of such Increasing Lender in the principal amount of its total Commitment set forth on Schedule 1 annexed hereto. To the extent applicable, such Increasing Lender agrees to deliver to the Borrowers, as soon as reasonably practicable after the Effective Date (as defined below), the prior Revolving Credit Note held by it prior to the issuance of the new Revolving Credit Note, marked “Cancelled”.

4.           The effective date for this Increase Agreement shall be June 9, 2008 (the “Effective Date”). Following the execution of this Increase Agreement by the Borrowers and each Increasing Lender, it will be delivered to the Administrative Agent for acceptance.  Upon acceptance by the Administrative Agent, Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto. The Administrative Agent shall thereafter notify the other Lenders of the revised Schedule 1.

5.           Upon such acceptance, from and after the Effective Date, the Borrowers shall make all payments in respect of the Commitment of each Increasing Lender (including payments of principal, interest, fees and other amounts) to the Administrative Agent for the account of such Increasing Lender.

6.           THIS INCREASE AGREEMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICTS OF LAW).

7.           This Increase Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Increase Agreement to be executed on its behalf by its officer thereunto duly authorized, to take effect as of the date first above written.

BANK OF AMERICA, N.A.,
as Increasing Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Increasing Lender

By:
Name:
Title:

[Signatures continue on following page]

Signature Page to Increase Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[Signatures continue on following page]

Signature Page to Increase Agreement

THE BORROWERS:

WASTE CONNECTIONS, INC.ADVANCED SYSTEMS PORTABLE RESTROOMS, INC.
AMERICAN DISPOSAL COMPANY, INC.
AMERICAN SANITARY SERVICE, INC.AMERICAN WEST LEASING, INC.
BITUMINOUS RESOURCES, INC.
BROADACRE LANDFILL, INC.
BUTLER COUNTY LANDFILL, INC.
CAMINO REAL ENVIRONMENTAL CENTER, INC.
COLD CANYON LAND FILL, INC.
COMMUNITY REFUSE DISPOSAL INC.
CONTRACTORS WASTE SERVICES, INC.
CORRAL DE PIEDRA LAND COMPANY
CURRY TRANSFER & RECYCLING, INC.
D. M. DISPOSAL CO., INC.
DENVER REGIONAL LANDFILL, INC.
ELKO SANITATION COMPANY
EMPIRE DISPOSAL, INC.
EVERGREEN DISPOSAL, INC.
ENVIRONMENTAL TRUST COMPANY
FINNEY COUNTY LANDFILL, INC.
FRANK’S SERVICE, INC.
G & P DEVELOPMENT, INC.
HIGH DESERT SOLID WASTE FACILITY, INC.
(F/K/A RHINO SOLID WASTE, INC.)
ISLAND DISPOSAL, INC.
J BAR J LAND, INC.
KELLY’S HAUL AWAY, INC.
LAKESHORE DISPOSAL, INC.
LEALCO, INC.
LES’ COUNTY SANITARY, INC.
MADERA DISPOSAL SYSTEMS, INC.
MAMMOTH DISPOSAL COMPANY

By:
Name: Worthing F. Jackman
Title: Chief Financial Officer

Signature Page to Increase Agreement

THE BORROWERS:

MANAGEMENT ENVIRONMENTAL NATIONAL, INC.
MASON COUNTY GARBAGE CO., INC.
MDSI OF LA, INC.
MILLENNIUM WASTE INCORPORATED
MISSION COUNTRY DISPOSAL
MORRO BAY GARBAGE SERVICE
MURREY’S DISPOSAL COMPANY, INC.
NEBRASKA ECOLOGY SYSTEMS, INC.
NOBLES COUNTY LANDFILL, INC.
NORTHERN PLAINS DISPOSAL, INC.
NORTHWEST CONTAINER SERVICES, INC.
OKLAHOMA CITY WASTE DISPOSAL, INC.
OKLAHOMA LANDFILL HOLDINGS, INC.
OSAGE LANDFILL, INC.
PSI ENVIRONMENTAL SERVICES, INC.
PSI ENVIRONMENTAL SYSTEMS, INC.PUEBLO SANITATION, INC.
R.A. BROWNRIGG INVESTMENTS, INC.
RED CARPET LANDFILL, INC.
RH FINANCIAL CORPORATION
RURAL WASTE MANAGEMENT, INC.
SAN LUIS GARBAGE COMPANY
SCOTT SOLID WASTE DISPOSAL COMPANY
SEDALIA LAND COMPANY
SOUTH COUNTY SANITARY SERVICE, INC.
SOUTHERN PLAINS DISPOSAL, INC.
TACOMA RECYCLING COMPANY, INC.
TENNESSEE WASTE MOVERS, INC.
WASCO COUNTY LANDFILL, INC.
WASTE CONNECTIONS MANAGEMENT SERVICES, INC.
WASTE CONNECTIONS OF ALABAMA, INC.
WASTE CONNECTIONS OF ARIZONA, INC.
WASTE CONNECTIONS OF ARKANSAS, INC.
WASTE CONNECTIONS OF CALIFORNIA, INC.
(F/K/A AMADOR DISPOSAL SERVICE, INC.)
WASTE CONNECTIONS OF COLORADO, INC.
WASTE CONNECTIONS OF GEORGIA, INC. (F/K/A WCI OF GEORGIA, INC.)

By:
Name: Worthing F. Jackman
Title: Chief Financial Officer

Signature Page to Increase Agreement

THE BORROWERS:

WASTE CONNECTIONS OF IDAHO, INC.
(F/K/A MOUNTAIN JACK ENVIRONMENTAL SERVICES, INC.)
WASTE CONNECTIONS OF ILLINOIS, INC.
WASTE CONNECTIONS OF IOWA, INC.
(F/K/A WHALEY WASTE SYSTEMS INC.)
WASTE CONNECTIONS OF KANSAS, INC.
WASTE CONNECTIONS OF KENTUCKY, INC.
WASTE CONNECTIONS OF MINNESOTA, INC.
(F/K/A RITTER’S SANITARY SERVICE, INC.)
WASTE CONNECTIONS OF MISSISSIPPI, INC.
(F/K/A LIBERTY WASTE SERVICES OF MISSISSIPPI HOLDINGS, INC.)
WASTE CONNECTIONS OF MISSOURI, INC.
WASTE CONNECTIONS OF MONTANA, INC.
WASTE CONNECTIONS OF NEBRASKA, INC.
WASTE CONNECTIONS OF NEW MEXICO, INC.
WASTE CONNECTIONS OF OKLAHOMA, INC.
(F/K/A B & B SANITATION, INC.)
WASTE CONNECTIONS OF OREGON, INC.
(SUCCESSOR BY MERGER TO ENVIRONMENTAL WASTE SYSTEMS, INC.AND F/K/A SWEET HOME SANITATION SERVICE, INC.)
WASTE CONNECTIONS OF SOUTH DAKOTA, INC.
(F/K/A NOVAK ENTERPRISES, INC.)
WASTE CONNECTIONS OF TENNESSEE, INC.
(F/K/A LIBERTY WASTE SERVICES OF TENNESSEE HOLDINGS, INC.)
WASTE CONNECTIONS OF THE CENTRAL VALLEY, INC.
(F/K/A/ KINGSBURG DISPOSAL SERVICE, INC.)
WASTE CONNECTIONS OF UTAH, INC.
WASTE CONNECTIONS OF WASHINGTON, INC.
WASTE CONNECTIONS OF WYOMING, INC.
WASTE CONNECTIONS TRANSPORTATION COMPANY, INC.
WASTE SERVICES OF N.E. MISSISSIPPI, INC.
WEST BANK ENVIRONMENTAL SERVICES, INC.
WEST COAST RECYCLING AND TRANSFER, INC.
WYOMING ENVIRONMENTAL SERVICES, INC.
WYOMING ENVIRONMENTAL SYSTEMS, INC.

By:
Name: Worthing F. Jackman
Title: Chief Financial Officer

Signature Page to Increase Agreement

COLUMBIA RESOURCE CO., L.P.
FINLEY-BUTTES LIMITED PARTNERSHIP

By:	Management Environmental National, Inc.,
its General Partner

By:
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

Signature Page to Increase Agreement

THE BORROWERS:

EL PASO DISPOSAL, LP

By:	Waste Connections of Texas, LLC,
its General Partner

	By:	Waste Connections Management Services, Inc.,
its Manager

By:
		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

GLACIER DISPOSAL, L.L.C.
LAUREL RIDGE LANDFILL, L.L.C.
SUNRISE SANITATION, LLC
WASTE CONNECTIONS OF MISSISSIPPI DISPOSAL SERVICES, LLC
(F/K/A SANTEK ENVIRONMENTAL OF MISSISSIPPI, L.L.C.)
WASTE CONNECTIONS OF LEFLORE, LLC
(F/K/A WASTE SERVICES OF MISSISSIPPI, LLC)

By:	Waste Connections, Inc.,
its Managing Member

By:
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

WASTE CONNECTIONS OF TEXAS, LLC

By:	Waste Connections Management Services, Inc.,
its Manager

By:
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

Signature Page to Increase Agreement

THE BORROWERS:

HORIZON PROPERTY MANAGEMENT, LLC
RAILROAD AVENUE DISPOSAL, LLC
SCOTT WASTE SERVICES, LLC
THE TRASH COMPANY, LLC
WASTE SOLUTIONS GROUP OF SAN BENITO, LLC
VOORHEES SANITATION, L.L.C.

By:	Waste Connections, Inc.
its Manager

By:
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

Signature Page to Increase Agreement